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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): DECEMBER 2, 2004

                              ---------------------


                                  CATUITY INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                     000-30045                38-3518829
(State or other jurisdiction     (Commission File Number)       (IRS Employer
       of incorporation)                                     Identification No.)


         2711 E. JEFFERSON AVE.
         DETROIT, MICHIGAN 48207                       (313)-567-4348
          (Address of principal                (Registrant's telephone number,
           executive offices)                        including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)





        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b), under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c), under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01 OTHER EVENTS

On December 2, 2004 Catuity received notice from the Nasdaq Stock Market that Catuity has been deemed to be in full compliance with all of Nasdaq's on-going listing requirements. As a result, the appeal hearing Catuity requested and was scheduled to be held on December 9, 2004, has been deemed moot by Nasdaq and will not need to be held.

As Catuity has disclosed in previous filings and announcements, on November 4, 2004 Nasdaq notified Catuity of Nasdaq's intent to de-list the Company because it had failed to trade for 10 consecutive days above Nasdaq's $1.00 minimum bid price during the 180 day compliance period provided by Nasdaq for its listed companies to regain compliance. Catuity appealed the determination because, on November 1, 2004, the Company had received shareholder approval for a reverse stock split and the Board of Directors had immediately authorized a 1 share for 15 shares reverse stock split on the first day it was legally possible to do so (November 12, 2004), to rectify the on-going listing problem. The hearing was scheduled for December 9, 2004. By November 29, 2004 Catuity had traded on Nasdaq for 10 consecutive days at considerably above Nasdaq's $1.00 minimum bid price and the Company prepared a written request to Nasdaq that the Company be deemed to be in full compliance and the hearing deemed moot.

On Monday December 6, 2004, Catuity will trade under its normal stock symbol CTTY on Nasdaq. Since November 12, 2004 it has been trading under the symbol CTTYD.



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             CATUITY INC.
                                             (Registrant)


                                    By   /s/ John H. Lowry
                                      ------------------------------------------
                                             John H. Lowry
                                             Senior Vice President,
                                             Chief Financial Officer & Secretary





Date:  December 3, 2004